EXHIBIT INDEX


1.       Underwriting Agreement

2.       Form of Dealer Agreement

3.       Custody Agreement with The Fifth Third Bank

4.       Administration Agreement

5.       Accounting Services Agreement

6.       Transfer, Dividend Disbursing, Shareholder Service and Plan
         Agency Agreement

7.       Consent of KPMG Peat Marwick LLP

8.       Financial Data Schedules

9.       Power of Attorney for David S. Brollier